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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, dated June 13, 2014) and related Prospectus of Allegiant Travel Company for the registration of debt securities and to the incorporation by reference therein of our reports dated February 28, 2014, with respect to the consolidated financial statements of Allegiant Travel Company, and the effectiveness of internal control over financial reporting of Allegiant Travel Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Las Vegas, Nevada
June 13, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm